Exhibit 1.2

SL GREEN REALTY CORP.

Common Stock
($0.01 par value)

AT-THE-MARKET EQUITY OFFERING SALES AGREEMENT

April 13, 2011

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

SL Green Realty Corp., a Maryland corporation (the “Company”), which qualifies for federal income tax purposes as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through Wells Fargo Securities, LLC, as sales agent and/or principal (the “Agent”), shares (the “Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), having an aggregate gross sales price of up to $275,000,000 on the terms set forth in Section 2 of this At-the-Market Equity Offering Sales Agreement (the “Agreement”).  The Company agrees that whenever it determines to sell Shares directly to the Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.

The Company has also entered into an At-the-Market Equity Offering Sales Agreement (the “Alternative Sales Agreement”), dated as of even date herewith, with Deutsche Bank Securities Inc. (an “Alternative Agent” and together with the Agent, the “Sales Agents”).  This Agreement and the Alternative Sales Agreement are hereinafter referred to as the “Sales Agreements.” Whenever the Company determines to sell the Shares directly to an Alternative Agent as principal, it will enter into a separate agreement (each, an “Alternative Terms Agreement”) in substantially the form of Annex I to the Alternative Sales Agreement. The aggregate gross sales price of the Shares that may be sold pursuant to the Sales Agreements, any Terms Agreement and any Alternative Terms Agreement shall not exceed the aggregate gross sales price set forth in the preamble paragraph of this Agreement.

As used in this Agreement:

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Registration Statement or the Prospectus, as the case may be, at or prior to the date of this Agreement.

The term “Subsidiary” means a corporation, partnership or limited liability company, a majority of the outstanding voting or economic interests of which are owned or controlled, directly or indirectly, by the Company, SL Green Operating Partnership, L.P., a Delaware limited partnership (“SLG OP” and together with the Company, the “Transaction Entities”), Reckson Operating Partnership, L.P., a Delaware limited partnership (“Reckson OP”), or by one or more other Subsidiaries of the Company, SLG OP or Reckson OP, but not including the Joint Venture Entities (as defined below). 11 West 34th Street LLC, 7 Renaissance LLC, Devash LLC, 1250 Broadway Realty Corp., 141 Fifth Avenue JV LLC, 1515 Broadway Realty Corp., 16 COURT STREET JV LLC, 1604-1610 BROADWAY OWNER LLC, 1745 Broadway Realty Corp., 379 West Broadway Owner LLC, 609 PARTNERS, LLC, 717 GFC OWNER, LLC, 800 Third Avenue Associates LLC, 919 Ground Lease LLC, 919 JV LLC, Meadows Office MM LLC, Green JS Broadway Nassau LLC, Jericho Plaza Owner LP, One Park Realty Corp., OS Meadows LLC, SLG 100 Park LLC, TIMES SQUARE & 34TH HOLDING LLC, West 34th JV LLC, ONE COURT SQUARE HOLDINGS LLC, RT TRI-STATE LLC, 600 Lexington JV LLC, Ludgate Finance, LLC and 3 Columbus Circle LLC are each a “Joint Venture Entity,” and together, the “Joint Venture Entities.”

Section 1.  Representations and Warranties.  Each of the Transaction Entities, jointly and severally, represents and warrants to the Agent that as of the date of this Agreement, each Registration Statement Amendment Date (as defined in Section 3 below), each Company Periodic Report Date (as defined in Section 3 below), each Company Earnings Report Date (as defined in Section 3 below), each Request Date (as defined in Section 3 below), each Applicable Time (as defined in Section 1(a) below) and each Settlement Date (as defined in Section 2 below); provided, however, that if such date occurs during a period when the Company has not instructed the Agents to make any sales pursuant to Section 2(b) hereof or Section 2(b) of the Alternative Sales Agreement or all such sales pursuant to prior instructions have been completed and the Company does not intend to issue an instruction pursuant to Section 2(b) for a period of not less than five (5) business days (in each case, a “Suspension Period”), the Company shall not make the representations and warranties of the Company contained in this Section 1 until the end of the Suspension Period; provided, further, that provision of the representations and warranties contained in this Section 1 by the Company shall be a condition precedent to the commencement of any offering of Shares under this Agreement upon the termination of the Suspension Period:

(a)           The Company has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-163914), in respect of the Company’s Common Stock (including the Shares) (collectively, the “Securities”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the various parts of such registration statement, excluding any Form T-1 but including all other exhibits thereto and any prospectus supplement or prospectus relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the 1933 Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the prospectus supplement specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter called the “Prospectus Supplement”; the Basic Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; provided, however, that no representation contained in any exhibit to any such incorporated document, other than the representations contained herein, shall be deemed to be made to you; any reference to any amendment or supplement to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement or base prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated therein, in each case after the date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”).

No order preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Basic Prospectus and the Prospectus Supplement, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”) and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

For the purposes of this Agreement, the “Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement; the Prospectus and the applicable Issuer Free Writing Prospectus(es) issued at or prior to such Applicable Time, taken together (collectively, and, with respect to any Shares, together with the public offering price of such Shares, the “General Disclosure Package”) as of each Applicable Time and each Settlement Date, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each applicable Issuer Free Writing Prospectus will not conflict with the information contained in the Registration Statement, the Prospectus Supplement or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the General Disclosure Package as of such Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)           The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the time the Prospectus was issued and (c) on the date of this Agreement, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)           This Agreement and any Terms Agreement has been duly authorized, executed and delivered by the Company.

(d)           (i)  At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the 1933 Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on an “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(e)           The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(f)            The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a material adverse effect on the condition, financial or otherwise, business, prospects, operations, management, consolidated financial position, net worth, stockholders’ equity or results of operations of the Transaction Entities, the Subsidiaries and the Joint Venture Entities considered as one enterprise or on the use or value of the Properties (as hereinafter defined) as a whole (collectively, a “Material Adverse Effect”), and has all power and authority necessary to own, lease and operate its properties and other assets, to conduct the business in which it is engaged, and to enter into and perform its obligations under this Agreement or any Terms Agreement to which it is a party.

(g)           The Company has an authorized capitalization as set forth in each of the General Disclosure Package and the Prospectus, and all of the issued capital stock of the Company (other than the Shares) has been duly and validly authorized and issued, is fully paid and non-assessable, has been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws) and not in violation of the preemptive or other similar rights of any security holder of the Company, and conforms to the description thereof contained in each of the General Disclosure Package and the Prospectus.  Except as disclosed in the General Disclosure Package and the Prospectus, (i) no shares of capital stock of the Company are reserved for any purpose other than pursuant to conversion, exchange or redemption of equity interests in SLG OP (“Units”), (ii) except for Units, there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of capital stock or any other securities of the Company.

(h)           SLG OP has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a Material Adverse Effect, and has all power and authority necessary to own, lease and operate its properties and other assets, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement to which it is a party.  The Company is the sole general partner of SLG OP.  The Agreement of Limited Partnership of SLG OP, as amended (the “SLG OP Agreement”) is in full force and effect, and the aggregate percentage interests of the Company and outside limited partners in SLG OP are substantially as set forth in each of the General Disclosure Package and the Prospectus.

(i)            Reckson OP has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a Material Adverse Effect, and has all power and authority necessary to own, lease and operate its properties and other assets, to conduct the business in which it is engaged.  Wyoming Acquisition GP LLC, a Delaware limited liability company (“Wyoming”), a wholly-owned subsidiary of SLG OP is the sole general partner of Reckson OP, and SLG OP owns 100% of the limited partner interests of Reckson OP.  The Agreement of Limited Partnership of Reckson OP, as amended (the “Reckson OP Agreement”) is in full force and effect.

(j)            All issued and outstanding Units have been duly authorized and validly issued and have been offered and sold or exchanged in compliance in all material respects with all applicable laws (including, without limitation, federal or state securities laws) and not in violation of the preemptive or other similar rights of any security holder of SLG OP.  Except as disclosed in the General Disclosure Package and the Prospectus, no Units are reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Units or other securities of SLG OP. The terms of the Units conform in all material respects to statements and descriptions related thereto contained in each of the General Disclosure Package and the Prospectus.

(k)           The statements in the General Disclosure Package and the Prospectus under the headings “Material United States Federal Income Tax Consequences,” “Supplemental Material United States Federal Income Tax Consequences,” “Description of Common Stock,” “Certain Anti-Takeover Provisions of Maryland Law,” “Restrictions on Ownership of Capital Stock” and “Plan of Distribution” accurately and fairly summarize the matters therein described and legal conclusions with respect to such matters.

(l)            SLG OP and Reckson OP are the only Subsidiaries that constitute a “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X).  The only Subsidiaries of the Company are (a) the Subsidiaries listed in Exhibit 21.1 to the Form 10-K for the year ended December 31, 2010 and (b) certain other Subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(m)          The Shares have been duly and validly authorized and reserved for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement or any Terms Agreement against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable.  Upon payment of the purchase price and delivery of the Shares in accordance herewith, the Agent will receive good, valid and marketable title to the Shares, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims, restrictions and equities.  The Shares conform in all material respects to all statements and descriptions related thereto contained in the General Disclosure Package and the Prospectus.  No holder of the

Shares will be subject to personal liability by reason of being such a holder and the issuance of the Shares is not subject to any preemptive or other similar rights.

(n)           (i) This Agreement has been duly and validly authorized, executed and delivered by each of the Transaction Entities; (ii) the SLG OP Agreement has been duly and validly authorized, executed and delivered by the parties thereto and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law; (iii) the Reckson OP Agreement has been duly and validly authorized, executed and delivered by the parties thereto and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law; (iv) each of the limited liability operating agreements, stockholders’ agreements or similar joint venture agreements of the Joint Venture Entities (the “Joint Venture Agreements”) has been duly and validly authorized, executed and delivered by the parties thereto that are affiliates of the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law; and (v) none of the Transaction Entities or any Subsidiary that holds any interest in any of the Joint Venture Entities is in default under any of the Joint Venture Agreements nor, to the knowledge of the Transaction Entities, is any third-party holder of interests in any of the Joint Venture Entities in default under any of the Joint Venture Agreements except, with respect to this clause (v), for any such default that would not have a Material Adverse Effect.

(o)           The execution, delivery and performance of this Agreement and of any Terms Agreement by each of the Transaction Entities, to the extent party, thereto, the issuance and sale of the Shares and the consummation of any of the transactions contemplated hereby or in any Terms Agreement (A) do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute (with or without the giving of notice or the passage of time, or both) a default (or give rise to any right of termination, redemption, repurchase, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, indenture, mortgage, deed of trust, lease, license, contract, loan agreement or other agreement or instrument to which any of the Transaction Entities or Reckson OP is a party or by which any of the Transaction Entities or Reckson OP is bound or to which any of the Properties or other assets of any of the Transaction Entities or Reckson OP is subject, (B) will not result in any violation of any of the provisions of the charter, by-laws, certificate of limited partnership, agreement of limited partnership or other organizational document of any of the Transaction Entities, Reckson OP or Joint Venture Entities, or (C) will not result in any violation of any statute or any order, writ, injunction, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Transaction Entities, Subsidiaries, Joint Venture Entities or any of the Properties, except, with respect to subsections (A) and (C), for any such breach or violation that would not have a Material Adverse Effect.  Except for such consents, approvals, authorizations, registrations or qualifications as may be required under the 1934 Act, by the New York Stock Exchange, Inc. (“NYSE”), or by the Financial Industry Regulatory Authority, Inc. (“FINRA”), and applicable state securities laws in connection with the purchase and distribution of the Shares by the Agent, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Transaction Entities and the consummation of the transactions contemplated hereby.

(p)           Except as disclosed in the General Disclosure Package and the Prospectus or as may be entered into from time to time in connection with acquisitions for which consideration is paid in equity securities of the Company or SLG OP (provided that the Company shall give written notice to the Agent of any such acquisitions and the arrangements entered into in connection thereto), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933

Act, other than pursuant to (i) the Contribution Agreement and related Registration Rights Agreement, each dated September 22, 2010, among The Swig Investment Companies LLC, SLG OP and the Company and (ii) the Contribution Agreement and related Registration Rights Agreement, each dated October 25, 2010, among Devash LLC, Eretz LLC, SLG OP and the Company (the “Eretz Agreements”).

(q)           Except as described in the General Disclosure Package and the Prospectus, no Transaction Entity has sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the 1933 Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, that would be required to be integrated with the sale of the Shares.

(r)            (i) Except as would not have a Material Adverse Effect, none of the Transaction Entities, Subsidiaries, Joint Venture Entities or Properties (as defined below) has sustained, since the date of the latest financial statements included or incorporated by reference in the General Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the General Disclosure Package and the Prospectus; and (ii) since the date of the latest financial statements included or incorporated by reference in the General Disclosure Package and the Prospectus, there has not been any material change in the capital stock or long-term debt of any of the Transaction Entities or any material adverse change, or any development involving a prospective material adverse change, in or affecting any of the Properties or the condition, financial or otherwise, or in the business, prospects, operations, management, financial position, net worth, stockholders’ equity or results of operations, whether or not arising from transactions in the ordinary course of business, of the Transaction Entities, Subsidiaries and Joint Venture Entities considered as one enterprise or use or value of the Properties as a whole, other than as set forth or contemplated in the General Disclosure Package and the Prospectus.

(s)           The financial statements (including the related notes and supporting schedules) of the Company, included in, or incorporated by reference into, the General Disclosure Package and the Prospectus (i) present fairly the financial condition, the results of operations, the statements of cash flows and the statements of stockholders’ equity and other information purported to be shown thereby of the Company and its consolidated Subsidiaries, at the dates and for the periods indicated and (ii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The summary and selected financial data included in, or incorporated by reference into, the General Disclosure Package and the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified, and the summary and selected financial data have been presented on a basis consistent with the financial statements so set forth in the General Disclosure Package and the Prospectus and other financial information.   The other financial and statistical information and data included in, or incorporated by reference in, the General Disclosure Package or the Prospectus have been derived from the financial records of the Company (or its predecessors) and, in all material respects, have been prepared on a basis consistent with such books and records of the Company (or its predecessors).

(t)            Ernst & Young LLP, who has certified the financial statements and supporting schedules included in, or incorporated by reference into, the General Disclosure Package and Prospectus, (A) whose report appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference into the General Disclosure Package and Prospectus, and (B) and who has delivered the initial letter referred to in Section 6(f) hereof, are, and during the periods covered by such reports, were, independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(u)           (A) SLG OP and Reckson OP, directly or indirectly, or any Joint Venture Entity in which any of the Company or SLG OP, directly or indirectly, owns an interest, as the case may be, has good and marketable title fee or leasehold, as the case may be, to each of the interests in the properties and the other assets described in the General Disclosure Package and the Prospectus as being directly or indirectly owned by SLG OP, Reckson OP or the applicable Joint Venture Entity, respectively, (the “Properties”), in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those referred to in the General Disclosure Package and the Prospectus or those which would not have a Material Adverse Effect; (B) except as otherwise described in the General Disclosure Package and the Prospectus, none of the Transaction Entities, Subsidiaries or Joint Venture Entities is in default under (i) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties, or (ii) any ground lease, sublease or operating sublease relating to any of the Properties, and no Transaction Entity knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements except with respect to (i) and (ii) immediately above any such default that would not have a Material Adverse Effect; (C) except as otherwise described in the General Disclosure Package and the Prospectus, no tenant of any of the Properties is in default under any space leases (as lessor or lessee, as the case may be) relating to the Properties except any such default that would not have a Material Adverse Effect; (D) to the knowledge of any of the Transaction Entities, each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not have a Material Adverse Effect; and (E) no Transaction Entity has knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on or access to the Properties.

(v)           The mortgages and deeds of trust which encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties.

(w)          SLG OP or Reckson OP, as applicable, directly or indirectly, has obtained title insurance on the fee or leasehold interests, as the case may be, in each of the Properties, in an amount at least equal to the purchase price of each such Property, or, if SLG OP or Reckson OP, as applicable, owns less than 100% of such Property, the proportionate share of the purchase price of such Property. SLG OP or Reckson OP, as applicable, has purchased for the benefit of any lender, title insurance in an amount equal to the amount of mortgage indebtedness.

(x)            Except as disclosed in the General Disclosure Package and the Prospectus or would not result in a Material Adverse Effect:  (A) to the knowledge of the Transaction Entities, the operations of the Transaction Entities, Reckson OP, the Joint Venture Entities and the Properties are in compliance with all Environmental Laws (as defined below) and all requirements of applicable permits, licenses, approvals and other authorizations issued pursuant to Environmental Laws; (B) to the knowledge of the Transaction Entities, none of the Transaction Entities, Reckson OP, any Joint Venture Entity or any Property has caused or suffered to occur any Release (as defined below) of any Hazardous Substance (as defined below) into the Environment (as defined below) on, in, under or from any Property, and no condition exists on, in, under or adjacent to any Property that could result in the incurrence of liabilities under, or any violations of, any Environmental Law or give rise to the imposition of any Lien (as defined below), under any Environmental Law; (C) none of the Transaction Entities, Reckson OP or any Joint Venture Entity has received any written notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any Property; (D) none of the Transaction Entities has actual knowledge of, or received any written notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any Property; and (E) no Property is included or, to the knowledge of the Transaction Entities, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the “EPA”) or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and none of the Transaction Entities or Reckson OP has actual knowledge that any Property has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Transaction Entities, is included on any similar list of potentially contaminated sites pursuant to any other Environmental Law.

As used herein, “Hazardous Substance” shall include any hazardous substance, hazardous waste, toxic substance, pollutant or hazardous material, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is subject to regulation under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. § 172.101, or in the EPA’s List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302); “Environment” shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor and outdoor air; “Environmental Law” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.) (“CERCLA”), the

Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. § 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. § 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. § 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. § 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. § 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. § 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the environments or of human health from environmental effects; “Governmental Authority” shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; “Lien” shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance.

(y)           None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Transaction Entities, any of their Subsidiaries or any of the Joint Venture Entities, and none of them nor any of their directors, officers or employees is connected with any of the Transaction Entities or any of their Subsidiaries as a promoter, selling agent, voting trustee, director, officer or employee.

(z)            Except as described or referred to in the General Disclosure Package and the Prospectus, each of the Transaction Entities, their Subsidiaries and the Joint Venture Entities are insured by licensed insurers against such losses and risks and in such amounts and covering such risks as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the General Disclosure Package and the Prospectus; each of the Transaction Entities, their Subsidiaries and the Joint Venture Entities are in compliance with the terms of such insurance policies and instruments in all material respects; and neither of the Transaction Entities has any reason to believe that it, any Subsidiary or any Joint Venture Entity will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage (to the extent that such renewal is available on a commercially reasonable basis) from similar insurers as may be necessary to continue their business at a cost that would not have a Material Adverse Effect.

(aa)         Each of the Transaction Entities, their Subsidiaries and the Joint Venture Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of its business and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others.

(bb)         Except as described in the General Disclosure Package and the Prospectus, there are no actions, suits or proceedings by or before any court or Governmental Authority pending to which any of the Transaction Entities, their Subsidiaries or any Joint Venture Entity is a party or of which any of the Properties or assets of any of the Transaction Entities, Subsidiaries or Joint Venture Entities is the subject which, if determined adversely to such entities, might have a Material Adverse Effect, and to the knowledge of any of the Transaction Entities, no such proceedings are threatened or contemplated by court or Governmental Authority or threatened by others.

(cc)         There are no contracts or other documents which are required to be described in the General Disclosure Package or the Prospectus or filed as exhibits to the Registration Statement by the 1933 Act, the 1934 Act, the 1933 Act Regulations or the 1934 Act Regulations, which have not been described in the General Disclosure Package and the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the 1933 Act Regulations.

(dd)         No relationship, direct or indirect, exists between or among any of the Transaction Entities on the one hand, and the directors, officers, stockholders, customers or suppliers of the Transaction Entities, their Subsidiaries or any Joint Venture Entity on the other hand, which is required to be described in the General Disclosure Package or the Prospectus which is not so described.

(ee)         No labor disturbance by the employees of any Transaction Entity, their Subsidiaries or any Joint Venture Entity exists or, to the knowledge of the Transaction Entities, is imminent in either case which might have a Material Adverse Effect.

(ff)           Each Transaction Entity is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Transaction Entity would have any liability; no Transaction Entity has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code; each “pension plan” for which any Transaction Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

(gg)         Each of the Transaction Entities, their Subsidiaries or any Joint Venture Entity has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon or otherwise due and payable, and no tax deficiency has been determined adversely to any of the Transaction Entities, their Subsidiaries or any Joint Venture Entity which has had a Material Adverse Effect (nor does any Transaction Entity have any knowledge of any tax deficiency which, if determined adversely to it might have a Material Adverse Effect).

(hh)         At all times since August 14, 1997, the Company has been and upon the sale of the Shares will continue to be, organized and operated in conformity with the requirements for qualification and taxation of the Company as a real estate investment trust (“REIT”) under the Code and the proposed method of operation of the Company as described in the General Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken or will be taken (or not taken which are required to be taken) which would cause such qualification or method of taxation to be lost. At all times since their respective formations, each of SLG OP, Wyoming and Reckson OP has been classified for taxation under the Code as either (1) a partnership and not as (a) an association taxable as a corporation or (b) a “publicly traded partnership” taxable as a corporation under Section 7704(a) of the Code or (2) in the case of Wyoming, and Reckson OP, only, as an entity disregarded as an entity separate from SLG OP for U.S. federal income tax purposes under Treasury Regulation Section 301.7701-3, and no actions have been taken or will be taken (or not taken which are required to be taken) which would cause such qualification or classification to be lost.

(ii)           Except as described in the Disclosure Package and the Prospectus, neither SLG OP nor Reckson OP is currently prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on SLG OP’s or Reckson OP’s partnership interest, as applicable, or from repaying the Company for any loans or advances made by the Company to SLG OP or Reckson OP.

(jj)           Since the date as of which information is given in the General Disclosure Package and the Prospectus through the date hereof, and except as may otherwise be disclosed in, or contemplated by, the General Disclosure Package and the Prospectus, no Transaction Entity has (a) issued or granted any securities, other than with respect to grants of securities pursuant to Equity Plans (as hereinafter defined) and other than pursuant to the Eretz Agreements, (b) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (c) entered into any transaction not in the ordinary course of business or (d) except for regular quarterly dividends on the Company’s Common Stock and preferred stock, and regular distributions on the Units, declared or paid any dividend or distribution on its capital stock, Units or other form of ownership interests.

(kk)         Except as described in the General Disclosure Package and the Prospectus, with respect to stock options or other equity incentive grants (collectively, “Awards”) granted subsequent to the adoption of the Sarbanes-Oxley Act on July 31, 2002 pursuant to the employee benefit plans, qualified stock option plans, dividend reinvestment plans or other employee compensation plans of either of the Transaction Entities and their Subsidiaries (the “Equity Plans”), (i) no stock options have been granted with an exercise price based upon a price of the Common Stock of the Company on a date occurring prior to either (A) the business day immediately preceding the date of approval of such grant or (B) the date of approval of such grant, (ii) each such grant was made in accordance with the material terms of the Equity Plans, the 1934 Act and all other applicable laws and regulatory rules or requirements, and (iii) each such grant has been properly accounted for in accordance with generally accepted accounting principles in the financial statements (including the related notes) of each of the Transaction Entities and disclosed in each of the Transaction Entities’ filings with the Commission to the extent required to be disclosed.

(ll)           Each Transaction Entity (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(mm)       None of the Transaction Entities, their Subsidiaries or any Joint Venture Entity (i) is in violation of its charter, by-laws, certificate of limited partnership, agreement of limited partnership or other similar organizational document, except, with respect to any Joint Venture Entity, for any such violation which would not have Material Adverse Effect, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute a default (or give rise to any right of termination, redemption, repurchase, cancellation or acceleration), in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of the Properties or any of its other properties or assets is subject, except for any such default which would not have a Material Adverse Effect, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or the Properties or any of its other properties or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of the Properties or any of its other properties or assets or to the conduct of its business except for any such violation which would not have a Material Adverse Effect.

(nn)         None of the Transaction Entities, their Subsidiaries or any Joint Venture Entity, nor any director, officer, agent, employee or other person associated with or acting on behalf of such entity, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(oo)         None of the Transaction Entities is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus none will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(pp)         Other than the Sales Agreements and as set forth in the General Disclosure Package and the Prospectus under the heading “Plan of Distribution,” there are no contracts, agreements or understandings between any Transaction Entity nor any of their subsidiaries and any person that would give rise to a valid claim against any Transaction Entity or the Agent for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

(qq)         The Transaction Entities intend to apply the net proceeds from the sale of the Shares being sold by the Company in accordance with the description set forth in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(rr)           Each of the Transaction Entities, their Subsidiaries and the Joint Venture Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except where failure to possess any such Governmental Licenses would not result in a Material Adverse Effect; the Transaction Entities, their Subsidiaries and the Joint Venture Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect; and none of the Transaction Entities, their Subsidiaries and the Joint Venture Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(ss)         None of the Transaction Entities, nor any of their respective trustees, directors, officers, members or controlling persons, has taken or will take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(tt)           The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act), which (i) are designed to ensure that (A) the material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within those entities, particularly during the preparation of the General Disclosure Package and the Prospectus and (B) the information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms; (ii) have been evaluated for effectiveness as of the date hereof; and (iii) are effective in all material respects to perform the functions for which they were established.

(uu)         Based on its evaluation of its internal control over financial reporting, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  Subject to the foregoing, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect the Company’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses since the end of the Company’s most recent audited fiscal year.

(vv)         There is and has been no failure on the part of the Transaction Entities or any of the Transaction Entities’ trustees or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, to the extent such rules and regulations are applicable.

Any certificate signed by any officer or other authorized signatory of the Company and delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby as of the date or dates indicated in such certificate.

Section 2.  Sale and Delivery of Shares.

(a)           Subject to the terms and conditions set forth herein, the Company agrees to issue and sell through the Agent acting as sales agent or directly to the Agent acting as principal from time to time, and the Agent agrees to use its commercially reasonable efforts to sell as sales agent for the Company, the Shares.  Sales of the Shares, if any, through the Agent acting as sales agent or directly to the Agent acting as principal, will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b)           The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agent on any trading day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time, each, a “Trading Day”) that the Company has satisfied its obligations under Section 6 of this Agreement and that the Company has instructed the Agent to make such sales.  On any Trading Day, the Company may instruct the Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the Agent) as to the maximum number of Shares to be sold by the Agent on such day (in any event not in excess of the number available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold.  On any Trading Day, the Company shall sell Shares through only one of the Sales Agents, but in no event through both, and the Company shall give prior notice to the Sales Agents by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the Agent) to notify any change of the Sales Agent through whom the sale of Shares will be effected and the Company shall in no event request that Agent and an Alternative Agent sell Shares on the same day.  For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees, directors or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons in which either of the Sales Agents is acting for the Company in a capacity other than as Agent under the Sales Agreements, any Terms Agreement or any Alternative Terms Agreement. Subject to the terms and conditions hereof, the Agent shall use its commercially reasonable efforts to sell as sales agent all of the Shares so designated by the Company.  The Company and the Agent each acknowledge and agree that (A) there can be no assurance that the Agent will be successful in selling the Shares, (B) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required by this Agreement, and (C) the Agent shall be under no obligation to purchase Shares on a principal basis except as otherwise specifically agreed by the Agent and the Company pursuant to a Terms Agreement.  In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)  Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and the Agent as sales agent shall not be obligated to use its commercially reasonable efforts to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time, (ii) in a number or with an aggregate gross sales price in excess of the number or gross sales price, as the case may be, of Shares authorized from time to time to be issued and sold under the Sales Agreements, in each case, by the Company’s board of directors, or a duly authorized committee thereof, or (iii) in a number in excess of the number of Shares approved for listing on the NYSE, and in each case notified to the Agent in writing; provided, however, that clause (iii) of this subsection (c) shall not apply until the earlier of (x) the approval for listing of the Shares on the NYSE or (y) three business days after the date hereof.  In addition, the Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged), suspend the offering of the Shares pursuant to this Agreement for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(d)  The gross sales price of any Shares sold pursuant to this Agreement by the Agent acting as sales agent of the Company shall be the market price prevailing at the time of sale for shares of the Company’s Common Stock sold by the Agent on the NYSE or otherwise, at prices relating to prevailing market prices or at negotiated prices.  The compensation payable to the Agent for sales of Shares shall be up to 2.0% of the gross sales price of the Shares sold pursuant to this Agreement.  The Company may sell Shares to the Agent as principal at a price agreed upon at the relevant Applicable Time and pursuant to a separate Terms Agreement. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).  The Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required with an itemization of such deductions.   Notwithstanding the foregoing, in the event the Company engages the Agent for a sale of Shares that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company and the Agent will agree to compensation that is customary for the Agent with respect to such transactions.

(e)  The Agent shall provide written confirmation to the Company following the close of trading on the NYSE each day in which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company and the aggregate compensation payable by the Company to the Agent with respect to such sales.

(f)  Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares sold pursuant to the Sales Agreements, any Terms Agreement and any Alternative Terms Agreement exceed the aggregate gross sales price or number, as the case may be, of Shares of Common Stock (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement, (iii) authorized from time to time to be issued and sold under the Sales Agreements, any Terms Agreement or any Alternative Terms Agreement by the Company’s board of directors, or a duly authorized committee thereof or (iv) approved for listing on the NYSE; provided, however, that clause (iv) of this subsection (f) shall not apply until the earlier of (x) the approval for listing of the Shares on the NYSE or (y) three business days after the date hereof. In addition, under no circumstances shall any Shares be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agent in writing.

(g)           Other than during a Suspension Period, if either party believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Shares, it shall promptly notify the other party and sales of Shares under the Sales Agreements, any Terms Agreement and any Alternative Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party; provided, that such notice shall be a condition precedent to the commencement of any offering of Shares under this Agreement upon the termination of the Suspension Period, if applicable.

(h)           Settlement for sales of Shares pursuant to this Section 2 will occur on the third business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Agent (each such day, a “Settlement Date”).  On each Settlement Date, the Shares sold through the Agent for settlement on such date shall be delivered by the Company to the Agent against payment of the Net Proceeds from the sale of such Shares.  Settlement for all Shares shall be effected by book-entry delivery of Shares to the Agent’s account at The Depository Trust Company against payments by the Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company.  If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default.  If the Agent breaches this Agreement by failing to deliver the applicable Net Proceeds on any Settlement Date for Shares delivered by the Company, the Agent will pay the Company interest based on the effective overnight federal funds rate until such proceeds, together with such interest, have been fully paid.

(i)            Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, any Shares and, by notice to the Agent given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for the offer or sale of any Shares, and the Agent shall not be obligated to offer or sell any Shares, (i) during any period in which the Agent believes the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(j) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(j)            If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agent (with a copy to counsel to the Agent) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agent, (ii) provide the Agent with the officers’ certificate, accountants’ letter  and opinions and letters of counsel called for by Sections 3(j), (k) and (l) hereof, respectively, subject to further agreement between the Company and the Agent, (iii) afford the Agent the opportunity to conduct a due diligence review in accordance with Section 3(o) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (iii) of Section 2(i) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 3 hereof and (B) this Section 2(j) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii)  of Section 2(i), which shall have independent application.

Section 3.  Covenants.   The Company agrees with the Agent:

(a)           During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares (whether physically or through compliance with Rule 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act), (i) to promptly notify the Sales Agents of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and, if requested, to furnish the Agent with copies thereof, (ii)  to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the 1933 Act, (iii) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, (iv) to advise the Sales Agents, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information, and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Shares by the Agent, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b)           Promptly from time to time to take such action as the Agent may reasonably request to qualify the Shares for offering and sale under the securities laws of such United States jurisdictions as the Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself or any of its subsidiaries to taxation in any jurisdiction; and to promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c)           The Company will make available to the Agent, as soon as practicable after the execution of this Agreement and thereafter during any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, copies of the most recent Prospectus in such quantities and at such locations as the Agent may reasonably request for the purposes contemplated by the 1933 Act.  During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Agent and to file such document and to prepare and furnish without charge to the Agent as many written and electronic copies as the Agent may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

(d)           To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(e)           To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act.

(f)            To use the Net Proceeds received by it from the sale of the Shares pursuant to the Sales Agreements, any Terms Agreement and any Alternative Terms Agreement in the manner specified in the General Disclosure Package.

(g)           In connection with the offering and sale of the Shares, the Company will file with the NYSE all documents and notices, and make all certifications, required by the NYSE of companies that have securities that are listed on the NYSE and will use its best efforts to maintain such listing.

(h)           To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(i)            In each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter in which sales of Shares were made by or through the Agent under this Agreement or any Terms Agreement (each date on which any such document is filed, and any date on which an amendment to any such document is filed, a “Company Periodic Report Date”), the Company shall set forth with regard to such quarter the number of Shares sold through the Sales Agents under the Sales Agreements, any Terms Agreement or any Alternative Terms Agreement, the Net Proceeds received by the Company and the compensation paid by the Company to the Sales Agents with respect to sales of Shares pursuant to the Agreements, any Terms Agreement or any Alternative Terms Agreement.

(j)            Upon commencement of the offering of Shares under this Agreement and promptly after each (i) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Shares, (2) in connection with the filing of any current reports on Form 8-K (other than an Earnings 8-K and any other current reports on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data, including any current report on Form 8 K under Item 2.02 of such form that is considered “filed” under the 1934 Act) or (3) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)) (each such date, a “Registration Statement Amendment Date”) , (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(j) hereof (a “Company Earnings Report Date”), (iii) Company Periodic Report Date, and promptly after each reasonable request by the Agent (each date of any such request by the Agent, a “Request Date”) and (iv) termination of a Suspension Period if another Representation Date (as defined below) occurred during such Suspension Period (a “Suspension Period Termination Date”) (each of the date of the commencement of the offering of Shares under this Agreement, each such Settlement Date and each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date, Request Date and Suspension Period Termination Date is hereinafter called a “Representation Date”),  the Company will furnish or cause to be furnished to the Agent (with a copy to  counsel to the Agent) a certificate the date of delivery thereof to the Agent (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of any document under the 1934 Act that is incorporated by reference therein), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or incorporated document, as the case may be), in form and substance reasonably satisfactory to the Agent and its counsel, stating (x) the number of shares remaining available for sale pursuant to the Sales Agreements and (y) to the effect that the statements contained in the certificate referred to in Section 6(g) of this Agreement which was last furnished to the Agent are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 6(g), but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such certificate and to state the number of shares remaining available for sale pursuant to the Sales Agreements; provided, however, that the delivery requirements of this Section 3(j) shall not be in effect during a Suspension Period. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(k)           Upon commencement of the offering of Shares under this Agreement and promptly after each other Representation Date, the Company will furnish or cause to be furnished to the Agent (with a copy to counsel to the Agent) the written opinion and letter of each counsel to the Company (who shall be reasonably acceptable to the Agent), dated the date of delivery thereof to the Agent (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of any document under the 1934 Act that is incorporated by reference therein), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or incorporated document, as the case may be), in form and substance reasonably satisfactory to the Agent and its counsel, of the same tenor as the opinions and letters referred to in Sections 6(c), (d) and (e) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agent shall furnish the Agent (with a copy to counsel for the Agent) with a letter substantially to the effect that the Agent may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such letter authorizing reliance); provided, however, that the delivery requirements of this Section 3(k) shall not be in effect during a Suspension Period. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(l)            Upon commencement of the offering of Shares under this Agreement and promptly after each other Representation Date, the Company will cause Ernst & Young LLP, or other independent accountants reasonably satisfactory to the Agent, to furnish to the Agent a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agent and its counsel, of the same tenor as the letter referred to in Section 6(f) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter; provided, however, that the delivery requirements of this Section 3(l) shall not be in effect during a Suspension Period. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(m)          The Company consents to the Agent trading in the Company’s Common Stock for the Agent’s own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement or any Terms Agreement.

(n)           If, to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representations in Section 1(a) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Shares.

(o)           The Company will cooperate timely with any reasonable due diligence review conducted by the Agent or its counsel from time to time in connection with the transactions contemplated hereby or in any Terms

Agreement, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(p)           Other than during a Suspension Period, the Company will not, without giving the Agent prior written notice no later than the Trading Day prior to the date of the proposed sale (i) specifying the nature of the proposed sale and the date of such proposed sale, in which case the Agent may suspend activity under this program if deemed appropriate by the Agent in light of the proposed sale or (ii) instructing the Agent to suspend activity under this program, (A) directly or indirectly offer, pledge, announce the intention to sell, sell, contract to sell, grant or sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the 1933 Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement), or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (u) the Shares to be offered and sold through the Agent pursuant to the Sales Agreements, any Terms Agreement or any Alternative Terms Agreement, (v) shares of Common Stock or other securities issued pursuant to employee benefit plans, qualified stock option plans, dividend reinvestment plans or other employee compensation plans; (w) the issuance of any shares of Common Stock upon redemption or exchange of Units (and the filing of any prospectus supplement related to the resale of such shares of Common Stock); (x) the issuance of, announcements regarding or filings of registration statements related to any shares of Common Stock issuable upon exchange of Reckson OP’s 4.00% exchangeable senior debentures due June 15, 2025, SLG OP’s 3.00% exchangeable senior notes due 2027 or SLG OP’s 3.00% exchangeable senior notes due 2017 (and the filing of any prospectus supplement required in connection therewith); (y) the issuance of any shares of Common Stock upon redemption or exchange of Units held by Eretz LLC and the filing of any prospectus supplement related to the resale of such shares of Common Stock as required by the Registration Rights Agreement, dated October 25, 2010, between the Company and Eretz LLC; and (z) sales or offers of shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock in private placement transactions to sellers relating to acquisition of real property or interests therein, including mortgage or leasehold interests, or in conjunction with any joint venture transaction, made to any seller of such real property or such joint venture interest (and the filing of any prospectus supplement related to the resale of such shares of Common Stock as may be required by such seller), in any event in an amount not to exceed 10% of the outstanding Common Stock as of the date of such sale or offer.

(q)           If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Agent.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agent, and will use its reasonable best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(r)            The Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code.

Section 4.  Free Writing Prospectus.

(a)           (i)            The Company represents and agrees that without the prior consent of the Agent, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act; and

(ii)           the Agent represents and agrees that, without the prior consent of the Company it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission.

(b)           The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus (including any free writing prospectus identified in Section 4(a) hereof), including timely filing with the Commission or retention where required and legending.

Section 5.  Payment of Expenses.

(a)           The Transaction Entities jointly and severally agree to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, Prospectus Supplement, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto, in each case, be reasonably requested for use in connection with the offering and sale of the Shares, and the mailing and delivering of copies thereof to the Sales Agents; (ii) costs incident to the preparation, and delivery of this Agreement or any Terms Agreement, any Blue Sky (including related reasonable fees and expenses of counsel to the Agent) and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 3(b) hereof, including the reasonable fees and disbursements of counsel for the Agent in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; (iv) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Agent in connection with, any required review by Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares; (v) all fees and expenses in connection with listing the Shares on the Exchange; (vi) the cost of preparing the Shares; (vii) the costs and charges of any transfer agent or registrar or any dividend distribution agent; (viii) the fees and disbursements of the Company’s counsel and accountants; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 7 and Section 9 hereof, the Agent will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.

(b)           If a lesser number of Shares having an aggregate offering price of $12,500,000 have not been offered and sold under this Sales Agreement by April 13, 2012 (or such earlier date on which the Company terminates this Agreement), the Company shall reimburse the Agent for its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for the Agent incurred by it in connection with the offering contemplated by this Agreement, up to a maximum reimbursement of $112,500.

Section 6.  Conditions of Agent’s Obligation.  The obligations of the Agent hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Transaction Entities herein or in certificates of any officer of any Transaction Entity delivered pursuant to the provisions hereof are true and correct as of the time of the execution of this Agreement, the date of any executed Terms Agreement and as of each Representation Date, Applicable Time and Settlement Date, to the condition that the Transaction Entities shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act on or prior to the date hereof and in accordance with Section 3(a) hereof, any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Agent.

(b)           On every date specified in Section 3(k) hereof (including, without limitation, on every Request Date), Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Agent, shall have furnished to the Agent such written opinion or opinions, dated as of such date, with respect to such matters as the Agent may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c)           On every date specified in Section 3(k) hereof (including, without limitation, on every Request Date), Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to the Agent written opinion or opinions, dated as of such date, in form and substance satisfactory to the Agent.

(d)           On every date specified in Section 3(k) hereof (including, without limitation, on every Request Date), Ballard Spahr LLP, as Maryland counsel to the Company, shall have furnished to the Agent written opinion or opinions, dated as of such date, in form and substance satisfactory to the Agent.

(e)           On every date specified in Section 3(k) hereof (including, without limitation, on every Request Date), Greenberg Traurig LLP, as tax counsel for the Company, shall have furnished to the Agent written opinion or opinions, dated as of such date, in form and substance satisfactory to the Agent, to the effect that:

(i)   Commencing with its taxable year ended December 31, 2001, the Company was organized and has been operated in conformity with the requirements for qualification and taxation as a REIT under the Code and the proposed method of operation of the Company will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(ii)  SLG OP is classified as a partnership and not as (a) an association taxable as a corporation or (b) a “publicly traded partnership” taxable as a corporation under Section 7704(a) of the Code.

(iii) The statements contained in the Prospectus under the captions “Supplemental Material United States Federal Income Tax Consequences,” “Material United States Federal Income Tax Consequences” and “Restrictions on Ownership of Capital Stock”  that describe applicable U.S. federal income tax law and legal conclusions with respect thereto are correct in all material respects as of such date.

(f)            At the dates specified in Section 3(l) hereof (including, without limitation, on every Request Date), the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus shall have furnished to the Agent a letter dated as of the date of delivery thereof and addressed to the Agent in form and substance reasonably satisfactory to the Agent and its counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(g)           (i) Upon commencement of the offering of Shares under this Agreement and on such other dates as reasonably requested by Agent, the Company will furnish or cause to be furnished promptly to the Agent a certificate of an officer in a form satisfactory to the Agent stating the minimum gross sales price per share for the sale of such Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, maximum gross proceeds from such sales, as authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, and the number of Shares that have been approved for listing on the NYSE (provided, however, that the immediately foregoing requirement shall not apply until the earlier of (x) the approval for listing of the Shares on the NYSE, or (y) three business days after the date hereof) or, in connection with any amendment, revision or modification of such minimum price or maximum Share number or amount, a new certificate with respect thereto and (ii) on each date specified in Section 3(j) (including, without limitation, on every Request Date), the Agent shall have received from the Transaction Entities a certificate, dated as of the date thereof, of its, or its general partner’s Chief Executive Officer and Chief Financial Officer stating that, (A) there has been no Material Adverse Effect since the date as of which information is given in the Prospectus as then amended or supplemented, (B) the representations and warranties in Section 1 hereof are true and correct as of such date and (C) the Transaction Entities have complied with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on its part to be performed or satisfied.

(h)           Subsequent to the effective date of this Agreement, there shall not have occurred any (i) Material Adverse Effect in or affecting any of the Properties or in the condition, financial or otherwise, business, prospects, operations, management, consolidated financial position, net worth, stockholders’ equity or results of operations, whether or not arising from transactions in the ordinary course of business, of the Transaction Entities, their Subsidiaries and the Joint Venture Entities considered as one enterprise or on the use or value of the Properties as a whole, (ii) any change or decrease specified in the bring-down letter referred to in paragraph (f) of this Section 6 which is, in the judgment of the Agent, so material and adverse as to make it impractical or inadvisable to proceed with the offering or of the Shares as contemplated by the General Disclosure Package and the Prospectus, (iii) any downgrading, or any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Transaction Entities or any of their Subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act, or (iv) any event or development relating to or involving any of the Transaction Entities, their Subsidiaries, the Joint Venture Entities, or any partner, officer, director or trustee thereof, which makes any statement of a material fact made in the Prospectus untrue or which, in the opinion of the Transaction Entities and their counsel or the Agent and counsel for the Agent, requires the making of any addition to or change in the General Disclosure Package in order to state a material fact required by the 1933 Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the General Disclosure Package to reflect such event or development would, in the opinion of the Agent, adversely affect the market for the Shares.

(i)            The Company shall have complied with the provisions of Section 3(c) hereof with respect to the timely furnishing of prospectuses.

(j)            On such dates as reasonably requested by the Agent, the Company shall have conducted due diligence sessions, in form and substance satisfactory to the Agent.

(k)           All filings with the Commission required by Rule 424 under the 1933 Act to have been filed by each Applicable Time or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(l)            The Shares shall have received approval for listing on the NYSE prior to the first Settlement Date.

(m)          Counsel for the Agent shall have been furnished with such documents and opinions as they may reasonably require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein or in any applicable Terms Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein or in any applicable Terms Agreement and in connection with the other transactions contemplated by this Agreement or any such Terms Agreement shall be reasonably satisfactory in form and substance to the Agent and counsel for the Agent.

Section 7.  Indemnification.

(a)           The Transaction Entities, jointly and severally, will indemnify and hold harmless the Agent against any losses, claims, damages or liabilities, joint or several, to which the Agent may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule

433(d) under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and will reimburse the Agent for any legal or other expenses reasonably incurred by the Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that none of the Transaction Entities shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Transaction Entities by the Agent expressly for use therein, which information is set forth in Exhibit A hereto.

(b)           The Agent will indemnify and hold harmless each of the Transaction Entities against any losses, claims, damages or liabilities to which such Transaction Entity may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to such Transaction Entity by the Agent expressly for use therein, which information is set forth in Exhibit A hereto; and will reimburse the Transaction Entities for any legal or other expenses reasonably incurred by the Transaction Entities in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify such indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except and then only to the extent such indemnifying party materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 7 is unavailable to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Agent on the other from the offering of the Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Transaction Entities on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Transaction Entities bear to the total commissions received by the Agent.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities on the one hand or the Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Transaction Entities and the Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), the Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it to the public were offered to the public exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnifying party shall not be required to indemnify the indemnified party for any amount paid or payable by the indemnified party in the settlement of any action, proceeding or investigation without the written consent of the indemnifying party, which consent shall not be unreasonably withheld, but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(e)           The obligations of the Transaction Entities under this Section 7 shall be in addition to any liability which the Transaction Entities may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Agent within the meaning of the 1933 Act; and the obligations of the Agent under this Section 7 shall be in addition to any liability which the Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Transaction Entities and to each person, if any, who controls the Transaction Entities within the meaning of the 1933 Act.

Section 8.  Representations, Warranties and Agreements to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agent, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any controlling person of the Agent, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

Section 9.  No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (i) the Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such offering) and (ii) the Agent has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iii) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Agent has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Section 10. Termination.

(a)           The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party, including the Alternative Agent, except that (i) with respect to any pending sale through the Agent for the Company or with respect to any pending sale to the Agent pursuant to a Terms Agreement or any offering or resale of any Shares purchased or to be purchased by the Agent pursuant to a Terms Agreement, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 5(b), Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)           The Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party, including the Alternative Agent, except that the provisions of Section 1, Section 5(b), Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)           This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 5(b), Section 7 and Section 8 of this Agreement shall remain in full force and effect.

(d)           Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(h) hereof.

(e)           In the case of any purchase by the Agent pursuant to a Terms Agreement, the Agent may terminate this Agreement, at any time at or prior to the Settlement Date (i) if there has been, since the time of execution of the Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission of the NYSE, or if trading generally on the American Stock Exchange or the NYSE or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal of New York authorities.

Section 11.  Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and if to the Agent shall be delivered or sent by mail, telex or facsimile transmission to:

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Attention: Equity Syndicate

and if to the Company to:

SL Green Realty Corp.

420 Lexington Avenue

New York, NY 10170

Attention: Marc Holliday and Andrew Levine

Fax:  (646) 293-1356

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

Section 12.  Parties.  This Agreement shall be binding upon, and inure solely to the benefit of, the Agent and the Company and, to the extent provided in Sections 7 and 8 hereof, the officers and directors of the Company and the Agent and each person who controls the Company or the Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of Shares through the Agent shall be deemed a successor or assign by reason merely of such purchase.

Section 13.  Time of the Essence.  Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

Section 14.  Submission to Jurisdiction; Waiver of Jury Trial.  No proceeding related to this Agreement or any Terms Agreement or any transactions contemplated hereby or thereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto.  The Company waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement or any Terms Agreement.  The Company agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to whose jurisdiction the Company is or may be subject, by suit upon such judgment.

Section 15.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

Section 16.  Counterparts.  This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.  This Agreement and any Terms Agreement may be delivered by any party by facsimile or other electronic transmission.

Section 17.   Severability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement or any Terms Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof or thereof, or the Alternative Agreement, or any Section, paragraph or provision thereof, as the case may be.  If any Section, paragraph or provision of this Agreement or any Terms Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18.   Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Company in accordance with its terms.

Very truly yours,

SL GREEN REALTY CORP.

		By:	/s/ Marc Holliday
Name: Marc Holliday
Title: Chief Executive Officer

SL GREEN OPERATING PARTNERSHIP, L.P.

		By:	SL Green Realty Corp.,
its general partner

		By:	/s/ Marc Holliday
Name: Marc Holliday
Title: Chief Executive Officer

Accepted as of the date hereof:

WELLS FARGO SECURITIES, LLC

By:	/s/ Christopher Flouhouse
Name: Christopher Flouhouse
Title: Director